Exhibit 10.38

SECOND AMENDED AND RESTATED

UNSECURED PROMISSORY NOTE

$1,000,000.00

New York, New York
Original Issue Date: February 12, 2015

FOR VALUE RECEIVED, ALLIANCE MMA, INC., a Delaware corporation with an address of 590 MADISON AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022 (“Borrower”), unconditionally promises to pay to the order of IVY EQUITY INVESTORS, LLC., a Delaware limited liability company with an address of 2 EAST 55TH STREET, SUITE 1111, NEW YORK, NEW YORK 10022 (“Lender”), in the manner and at the place hereinafter provided, the principal amount of One Million and No/100ths Dollars ($1,000,000.00) or such lesser amount that may be outstanding based upon advances made to and other payments made on behalf of Borrower by Lender incident to the Borrower’s contemplated IPO on the earlier of January 1, 2017, or the closing of the IPO (the “Maturity Date”). Borrower also promises to pay to Lender, together with the principal amount referenced above simple interest on the outstanding principal balance of this Note at the rate of six percent (6%) per annum compounded annually, pro-rated for the number of days that the Note is outstanding until the Maturity Date on the basis of a 365-day year (the “Interest”). Lender and Borrower contemplate that Lender will make several advances to or other payments on behalf of Borrower to facilitate the IPO and the related Target Company Transactions, and that this Note will reflect the aggregate amount of such advances and payments. Lender will maintain a schedule of advances and payments which shall be attached to this Note as Schedule A and which may be amended from time to time to reflect advances and payments made. This Note amends and restates in its entirety that certain Amended and Restated Unsecured Promissory Note dated as of May 10, 2016 with an initial principal amount of up to $600,000 due on the Maturity Date (the “Original Note”).

1.                  Payments. All payments of principal and Interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender set forth above or at such other place as Lender may direct. If any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day.

2.                  Prepayments of Interest and Principal. The Borrower shall have the right at any time and from time to time to prepay the principal amount and any Interest then due in whole or in part, without premium or penalty. All payments shall be applied first to accrued interest and then to the then outstanding principal amount.

3.                  Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a)    this Note constitutes the duly authorized, legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(b)   all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted;

(c)    the execution, delivery and performance by Borrower of this Note does not and will not (i) violate or conflict with any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or (ii) result in the creation of any Lien or other encumbrance with respect to the property of Borrower; and

(d)   there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Borrower, threatened against Borrower or any of its assets which, if adversely determined, would have a material adverse effect on the properties, assets, condition (financial or otherwise) or prospects of Borrower, taken as a whole, or the ability of Borrower to comply with its obligations hereunder.

4.                  Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)    failure of Borrower to pay the principal and Interest, if any, when due under this Note and such failure is not cured within three (3) Business Days of receipt of written notice of such failure to pay; or

(b)   any representation or warranty made by Borrower to Lender in connection with this Note shall prove to have been false in any material respect when made; or

(c)    (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower, and, in the case of any event described in this clause (ii), such event shall have continued for thirty (30) days unless dismissed, bonded or discharged; or

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(d)   an order for relief shall be entered with respect to Borrower, or Borrower shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower shall make an assignment for the benefit of creditors; or Borrower shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due.

5.                  Remedies. Upon the occurrence and during the continuance of any Event of Default Lender may, by written notice to Borrower, declare the principal amount of this Note together with the Interest, if any, to be due and payable, and the principal amount of this Note together with such Interest, if any, shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Borrower). Upon the occurrence and during the continuance of any Event of Default, interest shall accrue at the rate of twelve percent (12%) per annum (the “Default Rate”).

6.                  Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Event of Default” means any of the events set forth in Section 4.

“IPO” means an underwritten public offering of shares of Common Stock or other equity interests which generates cash proceeds sufficient to close on the Target Company Transactions pursuant to which the Common Stock or other equity interests will be listed or quoted on a Trading Market.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

“Target Company” means one of approximately fifteen companies primarily engaged in the business of promoting and conducting mixed martial arts or “MMA” events throughout the United States or providing services related to such events.

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“Target Company Transactions” means the acquisition by Borrower of the Target Companies that will occur substantially contemporaneously with the consummation of the IPO.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

7.                  Miscellaneous.

(a)    All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed (certified by the US Postal service), telecopied, or delivered as follows: if to Borrower, at its address specified opposite its signature below; and if to Lender, at the address set forth above; or in each case at such other address as shall be designated by Lender or Borrower, with a copy to Borrower’s counsel as follows:

Robert Mazzeo

MazzeoSong P.C.

444 Madison Avenue, Fourth Floor

New York, NY 10022

All such notices and communications shall, when mailed (as set forth above), faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax. Electronic mail may be used to distribute routine communications.

(b)   No failure or delay on the part of Lender or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Borrower and Lender shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Lender would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand.

(c)    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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(d)     ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS NOTE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Borrower at its address set forth below its signature hereto, with a copy to Borrower’s counsel as set forth above, such service being hereby acknowledged by Borrower to be sufficient for personal jurisdiction in any action against Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.

(e)     BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Borrower and, by their acceptance of this Note, Lender and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that the other parties have already relied on this waiver in entering into this relationship, and that each party will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(f)      Borrower hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

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(g)     Borrower waives presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of July 20, 2016.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner, III
Paul K. Danner, III CEO

Address for Notices: Alliance MMA, Inc. 590 Madison Avenue, 21st Floor New York, New York 10022 Attention: Paul K. Danner, III, CEO Phone: (212) 739-7825 Facsimile: (212) 658-9291

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SCHEDULE A

TO

AMENDED AND RESTATED

UNSECURED PROMISSORY NOTE

Advance Date	Amount	Amount Repaid or Credited	Through 7/22/16
2/12/15
2/27/15	$62,500.00	$(5,289.14)	$5,250.00
3/15/15	$9,210.86		$749.49
4/1/15	$2,000.00		$157.15
4/15/15	$12,500.00		$953.42
4/20/15	$2,000.00		$150.90
4/30/15	$2,000.00		$147.62
5/15/15	$14,500.00		$1,034.47
6/1/15	$2,000.00		$137.10
6/15/15	$14,500.00		$960.58
7/15/15	$12,500.00		$766.44
7/18/15	$18,200.05		$1,106.96
7/21/15	$10,000.00		$603.29
8/15/15	$12,500.00		$702.74
8/20/15	$3,000.00		$166.19
9/5/15	$3,000.00		$158.30
9/15/15	$12,500.00		$639.04
9/30/15	$3,000.00		$145.97
10/5/15	$3,000.00		$143.51
10/15/15	$12,500.00		$577.40
10/20/15	$3,000.00		$136.11
11/5/15	$3,000.00		$128.22
11/15/15	$12,500.00		$513.70
11/20/15	$14,699.00		$591.99
11/30/15	$50,000.00		$1,931.51
12/4/15	$3,000.00		$113.92
12/14/15	$4,000.00		$145.32
12/15/15	$39,840.00		$1,440.79
12/17/15	$9,000.00		$322.52
12/21/15	$3,000.00		$105.53
	$353,449.91		$19,980.16

1/1/16	$12,701.30		$423.84
2/1/16	$12,500.00		$353.42
3/1/16	$97,000.00		$2,280.16
3/31/16	$25,000.00		$464.38
5/13/16	$7,000.00		$80.55
6/13/16	$70,000.00		$448.77
7/19/16	$50,000.00		$24.66
	$627,651.21		$24,055.94

Total P&I	$651,707.15

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